Exhibit 10.7
VOTING AND STANDSTILL AGREEMENT

THIS VOTING AND STANDSTILL AGREEMENT (this “Agreement”), dated as of May 11, 2017 (the “Effective Date”), is by and among Hooper Holmes, Inc., a New York corporation (the “Parent”), and Century Focused Fund III, LP, a Delaware limited partnership (the “Seller”).
RECITALS
WHEREAS, the Parent, Wellness Holdings, LLC, a Delaware limited liability company, Piper Merger Sub, a New York corporation wholly owned by the Parent (“Merger Sub”) and Provant Health Solutions, LLC (the “Company”) entered into an Agreement and Plan of Merger, dated March 7, 2017 (the “Merger Agreement”), pursuant to which, as of the Effective Date, the Merger Sub merged with and into the Company (the “Merger”), with the Company as the surviving entity of the Merger;
WHEREAS, pursuant to the Merger, the Parent acquired complete ownership of the Company, and the Seller, through one or more Affiliates, acquired approximately 50% of the issued and outstanding Parent Common Stock (defined below);
WHEREAS, as a condition to the Merger, the parties agreed to enter into this Agreement.
NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereby agree as follows:
1.Certain Definitions. Capitalized terms used herein and not defined elsewhere in this Agreements shall have the following meanings given such terms:
(a)    “Affiliate” of, or “Affiliated” with, means, when used with respect to a specified Person, any other Person controlling, directly or indirectly controlled by, or under common control with the specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of the Person whether through the ownership of voting securities or by contract.
(b)    “Affiliate Transferee” means any transferee of any Shares that is an Affiliate of a the Seller.
(c)    “Beneficial Owner” or “Beneficial Ownership” (including any variant thereof) shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
(d)    “Continuing Directors” means the members of the Parent Board in office immediately prior to the closing of the Merger (except for Tom Watford) who continue to be a director of Parent subsequent to the closing of the Merger and any successors nominated exclusively by or with the approval of at least a majority of such directors and successors.

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(e)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder.
(f)    “Governmental Authority” means any federal, state, local, or foreign government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality, or court or quasi-governmental authority.
(g)    “Parent Board” means the board of directors of the Parent (and any successor governing body of the Parent or any successor of the Parent).
(h)    “Parent Common Stock” means the common stock, par value $0.04 per share, of the Parent and any other common equity securities issued by the Parent, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, or other corporate reorganization).
(i)    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, or an unincorporated organization, which term includes a “group” as such term is defined in Section 13(d)(3) of the Exchange Act.
(j)    “Shares” means (a) all outstanding shares of Parent Common Stock Beneficially Owned by the Seller, or which the Seller has the right to acquire, as of the Effective Date, and (b) all additional outstanding shares of Parent Common Stock acquired by the Seller or its Affiliates and Beneficially Owned during the Standstill Period. In the event of any change in the number of issued and outstanding shares of Parent Common Stock by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), combination, reorganization, recapitalization, or other like change, conversion, or exchange of shares, or any other change in the corporate or capital structure of the Parent, the term “Shares” shall be deemed to refer to and include the Shares described in the first sentence of this paragraph, as well as such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.
(k)    “Standstill Period” means the period beginning on the Effective Date through the Standstill Termination Date.
(l)    “Standstill Termination Date” means the earlier of (i) the annual meeting of the Parent’s shareholders to be held in 2019, and (ii) June 30, 2019.
(m)    “Third Party” means a Person other than the Parent or the Seller or an Affiliate of the Parent or an Affiliate of the Seller.
(n)    “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, gift, placement in trust,

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or other disposition of such security or any right, title, or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or Beneficial Ownership thereof, the offer to make such a sale, transfer, or other disposition, and each agreement, arrangement, or understanding, whether or not in writing, to effect any of the foregoing.
2.    Parent Board; Voting for Directors.
(a)    Size of Board. The Parent Board will consist of seven directors from the Effective Date until at least the earlier of (i) the time of the annual meeting of the Parent’s shareholders to be held in 2018, and (ii) June 30, 2018.
(b)    Nomination; Vacancies; Changes in Designee.
(i)    In its proxy statement for the 2017 annual meeting of the Parent’s shareholders, the Parent shall nominate the following individuals for election to the Parent Board, and the Seller shall vote all of its Parent Common Stock in favor of such nominees:
(1)    Three directors nominated by the Continuing Directors;
(2)    Three directors nominated by the Seller; and
(3)    One independent director, within the meaning of Rule 10A-3 of the Exchange Act and applicable rules of the NYSE MKT, nominated jointly by the Continuing Directors and the Seller, who shall be Tom Watford unless he declines or fails to serve.
(ii)    In its proxy statement for the 2018 annual meeting of the Parent’s shareholders, the Parent shall nominate the following individuals for election to the Parent Board, and the Seller shall vote all of its Parent Common Stock in favor of such nominees:
(1)    Three directors nominated by the Continuing Directors;
(2)    Three directors nominated by the Seller; and
(3)    One independent director, within the meaning of Rule 10A-3 of the Exchange Act and applicable rules of the NYSE MKT, nominated jointly by the Continuing Directors and the Seller, who shall be Tom Watford unless he declines or fails to serve.
(iii)    If any director elected under this Section 2(b) shall resign or be removed or unable to serve for any reason prior to the expiration of such director’s term of office, the party who nominated that director shall have the right to nominate a replacement director who shall be appointed by the remaining directors on the Parent Board to serve for the remainder of the departed director’s term.

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3.    Standstill.
(a)    During the Standstill Period, and except with the prior and express written consent of the Parent Board, in its sole and absolute discretion, the Seller and its Affiliates will not take any of the following actions:
(i)    Except as specified in Section 3(b), acquire, propose to acquire, or cause to be acquired, Beneficial Ownership of any additional shares of equity securities of the Parent or any security that is convertible into such securities of the Parent, that would cause the Seller or its Affiliates to own more than fifty percent (50.0%) of the total number of shares of Parent Common Stock then outstanding; or
(ii)    Take any action to prevent the Parent from offering and selling to investors other than the Seller or its Affiliates any shares of Parent Common Stock or other securities of the Parent in a public or private offering approved by the Parent Board, provided, that Seller or its successor(s) in interest shall have been offered the opportunity to purchase its pro rata portion of such offering (based on the Parent Common Stock of which Seller is the Beneficial Owner as of such date compared to the total number of shares of Parent Common Stock then-outstanding) on the same terms and conditions of such offering.
(b)    Notwithstanding the foregoing, during the Standstill Period, the Seller shall have the right to acquire newly issued shares of Parent Common Stock directly from the Parent in a public or private offering approved by the Parent Board.
4.    Transfers of Shares.
(a)    Nothing in this Agreement shall restrict the Transfer of any Parent Common Stock or any Shares by the Seller or any successor in interest. Any Shares that are Transferred, other than those Transferred to an Affiliate Transferee (which shall remain subject to the terms of this Agreement), will not be subject to the terms of this Agreement.
(b)    As a condition precedent to any Transfer of Shares by the Seller to an Affiliate Transferee, such Affiliate Transferee shall be required to execute a Joinder Agreement to this Agreement, in the form attached as Exhibit A, agreeing to be bound by the terms hereof.
5.    Representations, Warranties and Covenants of the Seller. The Seller hereby represents and warrants to the Parent as follows:
(a)     The Seller has full power and authority to make, enter into, and carry out the terms of this Agreement.
(b)    As of the Effective Date, the Seller does not Beneficially Own any securities of the Parent other than the shares of Parent Common Stock acquired (or with respect to which the Seller has the right to acquire) as contemplated by the Merger Agreement.

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(c)    This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (y) general equitable principles.
(d)    The Seller will notify the Parent promptly of any additional Shares of which the Seller becomes the Beneficial Owner after the Effective Date.
(e)    As of the Effective Date, except for this Agreement or as otherwise permitted by this Agreement, the Seller has full legal power, authority, and right to enter into and perform its obligations under this Agreement without the consent or approval of, or any other action on the part of, any other Person or Governmental Authority. Without limiting the generality of the foregoing, the Seller has not, other than by this Agreement and the Merger Agreement (and the agreements executed in connection therewith), entered into any voting agreement with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust, or entered into any similar arrangement.
6.    Representations, Warranties and Covenants of the Parent. The Parent hereby represents and warrants to the Seller as follows:
(a)    The Parent has full power and authority to make, enter into, and carry out the terms of this Agreement.
(b)    This Agreement has been duly and validly executed and delivered by the Parent and constitutes a valid and binding agreement of the Parent enforceable against the Parent in accordance with its terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting or relating to the enforcement of creditors’ rights general and (y) general equitable principles.
7.    Restrictive Legend. Each certificate representing any of the Shares subject to this Agreement shall be marked by the Parent with a legend reading substantially as follows:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING AND OTHER RESTRICTIONS AS SET FORTH IN A VOTING AND STANDSTILL AGREEMENT AMONG HOOPER HOLMES, INC. AND WELLNESS HOLDINGS, LLC. A COPY MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF HOOPER HOLMES, INC. BY ACCEPTING ANY INTEREST IN SUCH SHARES, CERTAIN PERSONS HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AND STANDSTILL AGREEMENT IN ACCORDANCE WITH THE TERMS THEREOF.
8.    General Provisions.

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(a)    Notices. All notices, requests, demands, and other communications required or permitted by this Agreement shall be given in accordance with Section 9.6 of the Merger Agreement.
(b)    Assignment and Successors. The respective rights and obligations of the parties shall not be assignable, other than by operation of law, without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their successors, heirs, executors, administrators, legal representatives and permitted assigns.
(c)    Entire Agreement, Amendments, and Waiver. This Agreement (together with any Schedules and Exhibits hereto and the Merger Agreement) contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. This Agreement may be amended, superseded, or canceled only by a written instrument duly executed by the parties specifically stating that it amends, supersedes, or cancels this Agreement. Any of the terms of this Agreement and any condition to a party’s obligations hereunder may be waived only in writing by that party specifically stating that it waives a term or condition hereof. No waiver by a party of any one or more conditions or defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future conditions or defaults, whether of a like or different character, nor shall the waiver constitute a continuing waiver unless otherwise expressly provided.
(d)    Governing Law; Consent to Jurisdiction; Disputes.
(i)    Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.
(ii)    Jurisdiction; Waiver of Jury Trial. The Parties hereby agree that any dispute or controversy arising out of or related to this Agreement or the transactions contemplated hereby shall be conducted only in federal and state courts located in Delaware. Each Party hereby irrevocably consents and submits to the exclusive personal jurisdiction of and venue in the federal and state courts located in Delaware. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 9.6 of the Merger Agreement. Nothing in this Section 8(d)(ii), shall affect the right of any party to serve such summons, complaint or initial pleading in any other manner permitted by law.

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(iii)    Specific Performance; Injunctive Relief. The parties acknowledge that each party may be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the other party may not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Parent may be entitled, at law or in equity, it shall be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.
(e)    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile or other electronic transmission of any signed original document or retransmission of any such signed transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile or other electronic transmission by signing a duplicate original document.
(f)    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of this Agreement and the transactions contemplated hereby that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
(g)    No Third-Party Beneficiaries. Nothing in this Agreement shall provide any benefit to any Third Party or entitle any Third Party to any claim, cause of action, remedy, or right of any kind, it being the intent of the parties that this Agreement shall not be construed as a Third-Party beneficiary contract.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.
HOOPER HOLMES, INC.

By:    /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title: Chief Executive Officer and President

CENTURY FOCUSED FUND III, L.P.
By: CCP Focused III, LP, its general partner
By: CCP Focused III, LLC, its general partner

By:/s/ Frank Bazos__________________________
Name:    _Frank Bazos__________________________
Title:    _____Manager_____

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EXHIBIT A
Form of Joinder Agreement
JOINDER AGREEMENT
The undersigned is executing and delivering this Joinder Agreement pursuant to the Voting and Standstill Agreement, dated as of May 11, 2017 (the “Agreement”), by and among Hooper Holmes, Inc., a New York corporation (the “Parent”), and Century Focused Fund III, LP, a Delaware limited partnership (the “Seller”). The undersigned acknowledges that execution of this Joinder Agreement is a condition precedent to the transfer of shares of Parent Common Stock from the Seller (or Affiliate thereof) to the undersigned.
The undersigned acknowledges and agrees that he, she, or it has been given a copy of the Agreement, and the undersigned has had the opportunity to review it, ask questions of the Parent and the Seller or Affiliate, and consult with legal counsel regarding execution of this Joinder Agreement.
By executing and delivering this Joinder Agreement to the Parent, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Agreement in the same manner as if the undersigned were the “Seller”.
Capitalized terms not otherwise defined in this Joinder Agreement shall have the meanings given to them in the Agreement.
The undersigned has executed and delivered to the Parent this Joinder Agreement effective as of the date set forth below.

WH-HH Holdings, LLC
/s/ Frank Bazos_______________________________________
Signature

Printed Name:    _____Frank Bazos_________________________

Date:    ___________May 11, 2017_________________

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